   As filed with the Securities and Exchange Commission on September 28, 2000
                                                   Registration   No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               QUOKKA SPORTS, INC.
             (Exact name of registrant as specified in its charter)

                      DELAWARE                                     94-3250045
                (State of Incorporation)               (I.R.S. Employer Identification No.)


                        525 BRANNAN STREET, GROUND FLOOR
                             SAN FRANCISCO, CA 94107
                    (Address of principal executive offices)


                           1997 EQUITY INCENTIVE PLAN
                            (Full title of the plans)

                                 ALAN S. RAMADAN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        525 BRANNAN STREET, GROUND FLOOR
                             SAN FRANCISCO, CA 94107
                                 (415) 908-3800
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   Copies to:
                            KENNETH L. GUERNSEY, ESQ.
                               COOLEY GODWARD LLP
                         ONE MARITIME PLAZA, 20TH FLOOR
                             SAN FRANCISCO, CA 94111
                                 (415) 693-2000


                         CALCULATION OF REGISTRATION FEE


                                                        Proposed Maximum        Proposed Maximum
 Title of Securities                Amount to be             Offering              Aggregate               Amount of
   to be Registered                  Registered         Price per Share (1)     Offering Price (1)      Registration Fee
   ----------------                  ----------         -------------------     ------------------      ----------------
  Common Stock, par value         1,500,000 shares            $3.969                $5,953,500              $1,571.72
  $.0001 per share(2)

(1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on September 27, 2000 for shares available for future grant pursuant to the 1997 Equity Incentive Plan (the "Plan"), pursuant to Rule 457(c) under the Act.

(2) This Registration Statement shall cover any additional shares of Common Stock which become issuable under the Plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of the Registrant's outstanding common stock.

                    INCORPORATION BY REFERENCE OF CONTENTS OF
                       REGISTRATION STATEMENT ON FORM S-8
                                  NO. 333-86483

        The contents of Registration Statement on Form S-8 (No. 333-86483) filed by Quokka Sports, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission on September 3, 1999 are incorporated by reference into this Registration Statement.

                                    EXHIBITS

EXHIBIT
NUMBER
    5.1      Opinion of Cooley Godward LLP

   23.1      Consent of PricewaterhouseCoopers LLP, Independent Accountants

   23.2      Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration
             Statement

   24.1      Power of Attorney is contained on the signature pages



                                       1.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on September 28, 2000.


                                            QUOKKA SPORTS, INC.


                                            By: /s/ Les Schmidt
                                               ---------------------------------
                                            Les Schmidt
                                            Executive Vice President, Chief
                                            Financial Officer and Secretary





                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Alan Ramadan and Les Schmidt, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                                  TITLE                          DATE
        ---------                                  -----                          ----
/s/ Alan S. Ramadan                      President, Chief Executive         September 28, 2000
---------------------------------        Officer and Director
   (ALAN S. RAMADAN)                     (Principal Executive Officer)

/s/ Les Schmidt                          Executive Vice President,          September 28, 2000
---------------------------------        Chief Financial Officer and
   (LES SCHMIDT)                         Secretary (Principal
                                         Financial and Accounting
                                         Officer)

/s/ Richard H. Williams                  Director (Chairman of the          September 28, 2000
---------------------------------        Board of Directors)
   (RICHARD H. WILLIAMS)

/s/ John Bertrand A.M.                   Director (Vice-Chairman of         September 28, 2000
---------------------------------        the Board of Directors)
   (JOHN BERTRAND A.M.)



                                       2.

/s/ Walter W. Bregman                    Director                           September 28, 2000
---------------------------------
    (WALTER W. BREGMAN)

/s/ James G. Shennan, Jr.                Director                           September 28, 2000
---------------------------------
    (JAMES G. SHENNAN, JR.)

/s/ Barry M. Weinman                     Director                           September 28, 2000
---------------------------------
    (BARRY M. WEINMAN)



                                       3.

                                  EXHIBIT INDEX


  EXHIBIT                                                                        SEQUENTIAL
  NUMBER                               DESCRIPTION                              PAGE NUMBERS
     5.1     Opinion of Cooley Godward LLP
    23.1     Consent of PricewaterhouseCoopers LLP, Independent Accountants
    23.2     Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement
    24.1     Power of Attorney is contained on the signature pages.




                                       4.